                                  EXHIBIT 10.7


                          LOAN AND SECURITY AGREEMENT

                                    BETWEEN

                                   DMX INC.,

                            a Delaware corporation,

                                  as Borrower


                                      AND


                           TELE-COMMUNICATIONS, INC.,

                            a Delaware corporation,

                                   as Lender


                          DATED AS OF FEBRUARY 6, 1997


                                   $3,500,000

                          LOAN AND SECURITY AGREEMENT
                               TABLE OF CONTENTS

                                                                                                                     Page
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
ARTICLE 1
         Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 2
         Loan and Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.1     Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.2     Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (a)      Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (b)      Computation of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.3     Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (a)      Payment of Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (b)      Optional Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (c)      Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE 3
         Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.1     Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.2     Reports, Certificates and Other Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.3     No Existing Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.4     Representations and Warranties Correct; Compliance with Covenants  . . . . . . . . . . . . . . . . . . 5
         3.5     No Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.6     Affiliation Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.7     Verification of Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE 4
         Representations and Warranties of Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.1     Due Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.2     Chief Executive Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.3     Corporate Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.4     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.5     Representative Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.6     Binding Nature . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.7     Litigation and Contingent Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.8     No Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         4.9     Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         4.10    Absence of Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         4.11    Accurate and Complete Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         4.12    Title and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         4.13    Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7





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

         4.14    No Other Names . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         4.15    Priority of Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE 5
         Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         5.1     Accounting Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         5.2     Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         5.3     Qualifications To Do Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         5.4     Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         5.5     Taxes and Other Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         5.6     Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         5.7     Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         5.8     Records of Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         5.9     Protection of Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         5.10    Continuing Obligations of Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         5.11    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE 6
         Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         6.1     No Merger, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         6.2     Type of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         6.3     Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         6.4     Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         6.5     Loans and Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         6.6     Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         6.7     No Other Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 7
         Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         7.1     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (a)      Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (b)      Other Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (c)      Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (d)      Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (e)      Cross-Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7.2     Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7.3     Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE 8
         Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         8.1     Grant of Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         8.2     Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         8.3     Remedies upon Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13





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

         8.4     Application of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         8.5     Locations of Collateral; Place of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE 9
         Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         9.1     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         9.2     No Implied Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         9.3     Amendments; Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         9.4     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         9.5     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         9.6     Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         9.7     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         9.8     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         9.9     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         9.10    Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         9.11    Additional Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (a)      Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (b)      Statutes of Limitation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (c)      Demands for Performance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (d)      No Set-off. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         9.12    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         9.13    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         9.14    Jurisdiction and Venue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         9.15    Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19





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
                                LIST OF EXHIBITS

                 Exhibit                                  Description
                 -------                                  -----------
                   A                                 Form of Promissory Note





                               LIST OF SCHEDULES

                 Schedule                                 Description
                 --------                                 -----------
                    8.5                              Location of Collateral

                          LOAN AND SECURITY AGREEMENT


                 THIS LOAN AND SECURITY AGREEMENT is entered into as of February 6, 1997, between DMX Inc., a Delaware corporation ("Borrower"), and TELE-COMMUNICATIONS, INC., a Delaware corporation ("Lender").

                                    RECITAL

                 Lender desires to lend to Borrower, and Borrower desires to borrow from Lender, up to $3,500,000 on the terms and conditions set forth in this Agreement.

                 NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1

                                  Definitions

                 In addition to any terms defined elsewhere in this Agreement, the following terms have the meanings indicated for purposes of this Agreement:

                 1.1 "Acceleration" means that the Loan (i) shall not have been paid at the Maturity Date or (ii) shall have become due and payable prior to the Maturity Date pursuant to Section 7.2.

                 1.2      "Advance Date" has the meaning set forth in Section
2.1.
                 1.3 "Affiliate" means, with respect to any Person, any other Person Controlling, Controlled by or under common Control with such Person; Control for this purpose means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

                 1.4 "Agreement" means this Loan and Security Agreement, as amended from time to time.

                 1.5 "Business Day" means a day when banks in Los Angeles, California, New York, New York and Denver, Colorado are open for business.

                 1.6      "Closing Date" means the date first above written.

                 1.7      "Collateral" has the meaning set forth in Section
8.1.

                 1.8      "Commitment Period" has the meaning set forth in
Section 2.1(a).

                 1.9     "Commitment Termination Date" means May 31, 1997.

                 1.10    "Event of Default" has the meaning set forth in
Article 7.

                 1.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 1.12 "GAAP" means generally accepted accounting principles as in effect in the United States, as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which principles are applicable to the circumstances as of the date of determination.

                 1.13 "Indebtedness" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, or with respect to advances of any kind (including repurchase obligations), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person incurred or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers incurred in the ordinary course of business and paid in the ordinary course of business of such Person), (e) all indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all capitalized lease obligations of such Person, (g) all guaranties of such Person and (h) all obligations of such Person as an account party in respect of letters of credit and bankers acceptances.

                 1.14 "Legal Requirements" means all legal requirements in effect from time to time including all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, certificates, orders, franchises, determinations, approvals, notices, demand letters, directions and requirements of all governments, departments, commissions, boards, courts, authorities and agencies, foreseen or unforeseen, ordinary or extraordinary, including any change in any law, regulation or the interpretation thereof by any governmental authority (whether or not having the force of law).

                 1.15 "Lien" means any lien, security interest, pledge, mortgage, deed of trust, encumbrance, right of first refusal or other right to purchase or any right or claim in the nature of any of the foregoing.

                 1.16 "Loan" means the loan by Lender to Borrower of the principal sum of up to $3,500,000 as described in Section 2.1.

                 1.17 "Material Adverse Effect" means a material adverse effect on (i) the business, assets, operations, prospects or financial condition of Borrower, (ii) the ability of Borrower to pay the Obligations in accordance with their terms or (iii) the enforceability of Borrower's obligations under this Agreement.

                 1.18 "Maturity" means any date on which the Loan or any portion thereof, or any interest, fee, expense or other payment becomes due and payable, whether as stated or by virtue of mandatory prepayment, by Acceleration or otherwise.

                 1.19 "Maturity Date" means June 1, 2000, or such earlier date as all Outstanding Principal and accrued but unpaid interest on the Note becomes due.

                 1.20     "Note" has the meaning set forth in Section 2.1.

                 1.21 "Obligations" means the Loan and any other loans, advances, debts, interest, liabilities, obligations, fees, expenses, covenants and duties owing to Lender by Borrower, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement.

                 1.22 "Outstanding Principal" means, as determined from time to time, the unpaid principal amount of the Loan made by Lender to Borrower pursuant to this Agreement.

                 1.23 "Person" means any human being or any corporation, partnership, trust, association or other entity or organization, including any governmental authority.

                 1.24 "Potential Default" means any event or condition which with notice, passage of time or a determination by Lender, or any combination of the foregoing, would constitute an Event of Default.

                                   ARTICLE 2

                                 Loan and Note

                 2.1      Loan.

                          (a)     Subject to the terms and conditions of this
Agreement, at any time and from time to time during the period (the "Commitment Period") beginning on the Closing Date and ending on the Commitment Termination Date, Lender shall make the Loan to Borrower in the principal amount of up to $3,500,000. Borrower shall use the proceeds of the Loan solely for the purposes described in Section 5.7.

                          (b)     Subject to satisfaction of the conditions set
forth in Article 3, during the Commitment Period Lender shall disburse proceeds of the Loan to Borrower on each date (an "Advance Date") that is designated by Borrower by a notice requesting such disbursement given to Lender at least three Business Days before such Advance Date. Such notice shall state the principal amount requested to be disbursed and must be accompanied by (i) a certificate of Borrower signed on its behalf by its Chief Executive Officer or Chief Financial Officer certifying that the conditions to the obligation of Lender to make such advance, as set forth in Article 3, will be satisfied as of the Advance Date and (ii) the items prescribed by Section 3.7 to the extent applicable to such advance.

                          (c)     Borrower's obligation to repay the Loan shall
be evidenced by a promissory note of Borrower (the "Note") in the form attached as Exhibit A. On the Closing Date, Borrower shall deliver to Lender the Note, executed by Borrower.

                 2.2      Interest.

                          (a)     Interest.  The Loan shall bear interest from
the Closing Date on the Outstanding Principal until such amount is repaid at the rate of 12 1/2% per annum. Borrower shall, on the Commitment Termination Date, pay Lender all accrued interest on Outstanding Principal accrued through such date. Any payment of principal, interest or any fee, expense or other payment payable by Borrower hereunder that is not paid when due shall bear interest from the due date thereof until the date such payment is made in full at the rate of 15% per annum.

                          (b)     Computation of Interest.  Interest shall be
computed for the actual number of days elapsed on the basis of a 360-day year. If the amount of interest payable on any interest payment date in respect of the immediately preceding interest computation period would exceed the maximum amount permitted by applicable Legal Requirements to be charged by Lender, the amount of interest payable on such interest payment date shall automatically be reduced to such maximum permissible amount. If the amount of interest payable in respect of any interest computation period is reduced pursuant to the foregoing sentence and the amount of interest payable for Lender's account in respect of any subsequent interest computation period would be less than the maximum amount permitted by applicable Legal Requirements to be charged by Lender, then the amount of interest payable in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid has been increased exceed the aggregate amount by which interest paid has theretofore been reduced.

                 2.3      Payments.

                          (a)     Payment of Loan.  Borrower (i) shall pay
interest accrued on the Loan as provided in Section 2.2(a) and (ii) shall pay the Outstanding Principal as of the Commitment Termination Date and all interest thereon in 36 equal monthly installments, commencing on July 1, 1997 and thereafter on the first day of each month until the Maturity Date. All payments on the Loan shall be applied first to the payment of unpaid interest and the balance, if any, to Outstanding Principal. Amounts repaid by Borrower may not be reborrowed.

                          (b)     Optional Prepayment.  Borrower may, at any
time, prepay the Loan in whole or in part, without penalty or premium.

                          (c)     Payments.  All payments made to Lender under
this Agreement, whether for interest, principal, fees, expenses or late charges shall be made in immediately available funds by wire transfer to the account designated by Lender or, if no such account is designated, by delivery to Lender at Lender's address for notices as set forth in this Agreement and shall be made prior to noon Colorado time on the date of the scheduled payment. All payments received after noon Colorado time shall be considered to have been received on the next Business Day. If the due date of any payment falls on a day that is not a Business Day, such payment shall instead be due the next succeeding Business Day.

                                   ARTICLE 3

                              Conditions Precedent

                 The obligation of Lender to make the Loan (or any advance thereof) shall be subject to the satisfaction, on the Closing Date and on each Advance Date, as applicable, of each of the following conditions:

                 3.1 Note. Lender shall have received the Note duly executed and delivered by Borrower.

                 3.2 Reports, Certificates and Other Information. Lender shall have received such instruments or documents as Lender may reasonably request relating to the existence and good standing of Borrower, the authority for execution, delivery and performance of this Agreement or the creation and perfection of the security interest set forth in Article 8 hereof.

                 3.3 No Existing Default. No Event of Default or Potential Default shall exist.

                 3.4 Representations and Warranties Correct; Compliance with Covenants. The representations and warranties set forth in Article 4 shall be true and correct in all material respects and Borrower shall have complied in all material respects with its covenants and agreements in this Agreement.

                 3.5 No Material Adverse Effect. Since December 31, 1996, no event shall have occurred that has had, or reasonably could be expected to have, a Material Adverse Effect, other than with respect to, or as a result of, the disposition of Borrower's European operations.

                 3.6 Affiliation Agreement. Borrower and Satellite Services, Inc. shall have entered into an affiliation agreement (or an amendment to the affiliation agreement currently in effect) providing, among other things, for the inclusion of Borrower's music services in the digital cable television services offered by Lender's Affiliates.

                 3.7 Verification of Use of Proceeds. Borrower shall have provided to Lender invoices, purchase orders or other evidence reasonably satisfactory to Lender as to compliance by Borrower with its covenant in
Section 5.7 as to each advance of the Loan.

                                   ARTICLE 4

                 Representations and Warranties of Borrower

                 To induce Lender to enter into this Agreement and to make the Loan, Borrower makes the following representations and warranties to Lender:

                 4.1 Due Organization. Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

                 4.2 Chief Executive Office. The chief executive office of Borrower is at 11400 West Olympic Boulevard, Suite 1100, Los Angeles, California 90064-1507.

                 4.3 Corporate Power. Borrower has all corporate power necessary to own and operate its properties and to carry on its business as now conducted and to execute and deliver, and to perform its obligations under, this Agreement, the Note and the other instruments and agreements to be executed and delivered by Borrower pursuant to this Agreement.

                 4.4 Authorization. All corporate action on the part of Borrower necessary for the execution, delivery and performance of this Agreement has been duly taken and is in full force and effect.

                 4.5 Representative Authorization. The officer executing this Agreement on behalf of Borrower is fully authorized to execute and deliver the same.

                 4.6 Binding Nature. This Agreement is a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency or similar laws and by general equitable principles.

                 4.7 Litigation and Contingent Liabilities. There is no action, suit, investigation or proceeding pending or, to the knowledge of Borrower, threatened in writing against or affecting Borrower, or any of its property by or before any court, arbitrator or administrative or governmental authority, the adverse determination of which reasonably could be expected to have a Material Adverse Effect, except for the purported class action lawsuit entitled Brickell Partners v. Jerold H. Rubinstein, Donne F. Fisher, Leo J. Hindery, Jr., James R. Shaw, Sr., Kent Burkhart, J.C. Sparkman, Menon Bhaskar, DMX Inc., and Tele-Communications, Inc. (Civil Action No. 15206) filed in the Delaware Chancery Court.

                 4.8 No Event of Default. No Event of Default has occurred and is continuing or would result from the execution, delivery and performance by Borrower of this Agreement.

                 4.9 Compliance With Laws. Borrower is in compliance with all Legal Requirements applicable to its assets and business with only such exceptions as in the aggregate would not be reasonably likely to have a Material Adverse Effect. No approvals by, or filings with, any governmental authority are required to be obtained or made in connection with the execution and delivery of this Agreement or the Note, the consummation of the transactions herein or therein contemplated or the performance of or compliance with the terms and conditions hereof or thereof.

                 4.10 Absence of Conflicts. The execution, delivery or performance of this Agreement or the Note will not (a) violate any Legal Requirement, (b) conflict with or result in a breach of or a default under any agreement or instrument to which Borrower is a party or by which any of its properties is bound or (c) result in the creation or imposition of a Lien upon any property (now owned or hereafter acquired) of Borrower (except for the security interest granted pursuant to Article 8).

                 4.11 Accurate and Complete Disclosure. No representation or warranty made by Borrower in this Agreement is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading).

                 4.12 Title and Authority. Borrower has rights in and good title to the Collateral and has full power and authority to grant to Lender a security interest in the Collateral pursuant to this Agreement and to execute, deliver and perform its obligations in accordance with this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

                 4.13 Filings. Fully executed Uniform Commercial Code financing statements containing a description of the Collateral have been filed of record in every governmental office in which such filing is necessary to establish a legal, valid and perfected security interest in favor of Lender in respect of any Collateral (other than Collateral that is equipment located at premises occupied by subscribers to Borrower's music services) in which a security interest may be perfected by filing in the United States and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of Uniform Commercial Code continuation statements.

                 4.14 No Other Names. Borrower uses no name other than "DMX Inc."

                 4.15 Priority of Security Interest. The Collateral is and will be owned by Borrower free and clear of any Lien other than the security interest granted hereby. The security interest granted to Lender in Article 8 is a legal, valid and perfected first priority security interest subject to no prior Lien of any nature.

                                   ARTICLE 5

                             Affirmative Covenants

                 Unless Lender shall otherwise agree, Borrower shall comply with the following provisions so long as any Obligation is outstanding:

                 5.1 Accounting Records. Borrower shall maintain adequate books and accounts in accordance with GAAP. Within 45 days after the end of each of the first three quarters of each fiscal year, Borrower shall deliver to Lender a copy of consolidated financial statements for such quarter (consisting of at least a balance sheet and related statements of operations, cash flows and stockholders equity), and within 90 days after the end of each fiscal year Borrower shall deliver a copy of audited consolidated financial statements for such fiscal year (consisting of at least a balance sheet and related statements of operations, cash flows and stockholders equity). All such financial statements shall be prepared in accordance with GAAP applied on a basis consistent with prior periods (except as otherwise noted therein) and, to the extent applicable, Regulation S-X under the Exchange Act.

                 5.2 Corporate Existence. Borrower shall preserve and maintain its corporate existence and all its licenses, privileges and franchises and other rights necessary or desirable in the normal course of its businesses, except to the extent that the failure to preserve and maintain its corporate existence and such rights would not be reasonably likely to have a Material Adverse Effect.

                 5.3 Qualifications To Do Business. Borrower shall qualify to do business and shall be and remain in good standing in each jurisdiction in which the nature of its business requires it to be so qualified, or in which failure to be so qualified and in good standing would be reasonably likely to have a Material Adverse Effect.

                 5.4 Compliance With Laws. Borrower shall comply with all applicable Legal Requirements, except where the failure to do so would not have a Material Adverse Effect.

                 5.5 Taxes and Other Liabilities. Borrower shall pay and discharge when due (including any grace period) any and all Indebtedness and all taxes and assessments except as may be subject to good faith contest or as to which a bona fide dispute may arise.

                 5.6 Conduct of Business. Borrower shall conduct its business only in the ordinary course.

                 5.7 Use of Proceeds. Borrower shall use the proceeds of the Loan only (i) to purchase (or to reimburse the Company for its purchase, after September 30, 1996, of) tuners, including remote controls and related equipment, for use by its commercial and residential customers in receiving Borrower's music services and (ii) to pay commissions owed in connection with the obtaining of commercial customers for Borrower's music services.

                 5.8 Records of Accounts Receivable. Borrower shall keep or cause to be kept records of all accounts receivable included in the Collateral which are accurate in all material respects. Borrower shall at all times keep all records of such accounts receivable and the other Collateral at its chief executive office located at 11400 West Olympic Boulevard, Suite 1100, Los Angeles, California 90064-1507.

                 5.9 Protection of Security. Borrower shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all Persons and to defend the security interest of Lender in the Collateral and the priority thereof, against any adverse Lien of any nature whatsoever.

                 5.10 Continuing Obligations of Borrower. Borrower shall observe and perform all the material conditions and obligations to be observed and performed by it under each material contract, agreement, interest or obligation relating to the Collateral, all in accordance with the terms and conditions thereof.

                 5.11 Indemnification. Borrower shall indemnify and hold Lender and Lender's directors, officers, employees, affiliates, attorneys and agents (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) which may be imposed on, incurred by or asserted against such Indemnitees in any manner relating to or arising out of this Agreement or the making of the Loan (collectively, the "Indemnified Matters"); provided, however, that Borrower shall have no obligation to an Indemnitee under this Section 5.11 with respect to Indemnified Matters to the extent such Indemnified Matters were caused by or resulted from the gross negligence or willful misconduct of an Indemnitee.

                                   ARTICLE 6

                               Negative Covenants

                 Unless Lender shall otherwise agree, Borrower shall comply with the following provisions so long as any Obligation is outstanding:

                 6.1 No Merger, etc. Borrower shall not effect or enter into any agreement to effect, any merger, consolidation, reorganization, recapitalization or similar transaction other than as contemplated by the proposal made by Lender to the Company on August 30, 1996.

                 6.2 Type of Business. Borrower shall not engage in any material respect in any business other than the businesses in which it currently is engaged.

                 6.3 Indebtedness. Borrower shall not incur, assume or suffer to exist any Indebtedness, except (a) the Loan, (b) Indebtedness for borrowed money and capital lease obligations outstanding as of the Closing Date and reflected in the most recent balance sheet of Borrower delivered to Lender and (c) Indebtedness for goods or services incurred in the ordinary course of business.

                 6.4 Dividends. Without the prior written consent of Lender, Borrower shall not make or pay, or become or remain liable to make or pay, any distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of any equity interest in Borrower or on account of the purchase, redemption, retirement or acquisition of any such equity interest.

                 6.5 Loans and Investments. Borrower shall not at any time make or have outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership or other ownership interest in, or make any capital contribution to, any other Person, or purchase or acquire any assets (whether with cash or in exchange for other assets) or make any other investment in any Person or agree, become or remain liable to do any of the foregoing, except:

                          (a)     investments and loans described in any of its
periodic reports filed pursuant to the Exchange Act prior to the date of this Agreement;

                          (b)     trade credit extended to subcontractors or
suppliers, under usual and customary terms in the ordinary course of business;
and

                          (c)     loans and advances on a short-term basis to
employees and officers of Borrower in the ordinary course of Borrower's business for expenses of such businesses.

                 6.6 Sale of Assets. Borrower shall not at any time sell, lease, assign or otherwise dispose of any of its assets to any Person, whether pursuant to a sale, lease, assignment, transfer or other disposition of capital stock, assets or other property, in one transaction or in any series of related transactions, except for sales of inventory and equipment in the ordinary course of business of Borrower or the leasing of equipment and other property in the ordinary course of business of Borrower.

                 6.7 No Other Lien. Except for the security interest herein granted to Lender, Borrower shall not create, incur, assume or suffer to exist any Lien of any kind on the Collateral.

                                   ARTICLE 7

                               Events of Default

                 7.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

                          (a)     Payments.  Borrower shall fail to pay when
due, whether at Maturity or otherwise, any principal, interest, fees, expenses or other payment due under this Agreement or the Note, and such failure shall continue uncured for two Business Days after the due date.

                          (b)     Other Covenants.  Borrower shall fail in any
material respect to perform any of its obligations under this Agreement other than any obligation to pay money, and such failure shall continue uncured for a period of 30 days.

                          (c)     Warranties.  Any warranty or representation
made by Borrower shall be untrue in any material respect.

                          (d)     Bankruptcy.  Borrower shall institute a
voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11 of the United States Bankruptcy Code, or shall consent to the institution of an involuntary case thereunder against it; Borrower shall file a petition initiating or shall otherwise institute any similar proceeding under any other applicable federal or state law, or shall consent thereto; or Borrower shall apply for, or by consent or acquiescence there shall be an appointment with respect to Borrower of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers, or Borrower shall make an assignment for the benefit of creditors; or Borrower shall admit in writing its inability to pay its debts generally as they become due; or, if an involuntary case shall be commenced seeking the liquidation or reorganization of Borrower under Chapter 7 or Chapter 11 of the United States Bankruptcy Code, or any similar proceeding shall be commenced against Borrower under any other applicable law, and (i) the petition commencing the involuntary case is not timely controverted, (ii) the petition commencing the involuntary case is not dismissed within 45 days after its filing, (iii) an interim trustee is appointed to take possession of all or a portion of the property, to operate all or any part of the business of Borrower or (iv) an order for relief or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer shall have been issued or entered therein.

                          (e)     Cross-Default.  Borrower shall be in default
of any obligation (other than the Obligations) under any agreement or instrument for the payment of Indebtedness in excess of $100,000 and such Indebtedness shall continue uncured for more than 10 days.

                 7.2      Acceleration.  If any Event of Default described in
Section 7.1(d) shall occur, all Obligations shall become immediately due and payable, all without notice of any kind. If any other Event of Default shall occur, Lender may declare all Obligations to be due and payable, whereupon all Obligations shall immediately become due and payable, all as so declared by Lender and without presentment, demand, protest or other notice of any kind. Any such declaration made pursuant to this Section 7.2 may be rescinded by Lender.

                 7.3 Other Remedies. If any Event of Default shall occur and be continuing, Lender shall have, in addition to the remedies set forth in this Agreement, all other remedies available at law or in equity.

                                   ARTICLE 8

                               Security Interest

                 8.1 Grant of Security Interest. To secure the prompt payment and performance of the Obligations, Borrower hereby grants to Lender a security interest in all of Borrower's right, title and interest in the following (collectively, the "Collateral"):

                          (a)     all tuners, remote control devices and other
equipment designed for use by Borrower's customers in receiving Borrower's music services;

                          (b)     all agreements with commercial subscribers to
Borrower's music services, including accounts receivable or other rights to payment arising from goods sold or leased or services rendered under such agreements; and

                          (c)     all proceeds from the sale, exchange, lease
or other disposition of any asset that constitutes Collateral.

                 8.2      Collections.

                          (a)     So long as no Event of Default shall have
occurred and be continuing, Borrower shall have the right to collect all accounts receivable included in the Collateral in the ordinary course of its business; provided that Borrower shall, if Lender shall so request, (i) arrange for remittances on any such accounts receivable to be made directly to lock boxes or blocked accounts designated by Lender or in such other manner as Lender may direct, and (ii) promptly deposit all payments received by Borrower on account of such accounts receivable, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in one or more accounts designated by Lender in precisely the form received (but with any endorsements of Borrower necessary for deposit or collection), subject to withdrawal by Lender only, as hereinafter provided, and until they are deposited, such payments shall be deemed to be held in trust by Borrower for and as Lender's property and shall not be commingled with Borrower's other funds.

                          (b)     Upon the occurrence and during the
continuance of an Event of Default, Lender shall have the right, as the agent of Borrower, with power of substitution for Borrower and in Borrower's name, Lender's name or otherwise, for the use and benefit of Lender (i) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (iii) to sign the name of Borrower on any invoice or bill of lading relating to any of the Collateral; (iv) to send verifications of accounts receivable to any customer;
(v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vi) to settle, compromise, adjust or defend any actions, suits or proceedings relating to or pertaining to all or any of the Collateral; (vii) to notify, or to require Borrower to notify, the account debtors obligated on any accounts receivable to make payment thereof directly to Lender; and (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though Lender were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by Lender, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by Lender or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of Borrower or to any claim or action against Lender in the absence of the gross negligence or wilful misconduct of Lender. The appointment of Lender as the agent of Borrower for the purposes set forth in this Section 8.2 is coupled with an interest and is irrevocable. The provisions of this Section 8.2 shall in no event relieve Borrower of any of its obligations under this Agreement with respect to the Collateral or any part thereof or impose any obligation on Lender to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by Lender of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder or by law or otherwise.

                 8.3      Remedies upon Default.

                          (a)     Upon the occurrence and during the
continuance of an Event of Default, Borrower shall deliver each item of Collateral to Lender on demand, and it is agreed that Lender shall have the right to take any or all of the following actions at the same or different times: (i) with or without legal process and with or without previous notice or demand for performance, to take possession of the Collateral and without liability for trespass (as to the property of Borrower) to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral; and (ii) generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable Legal Requirements. Without limiting the generality of the foregoing, Lender shall have the right, subject to the applicable Legal Requirements, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as Lender shall deem appropriate. As to any Collateral constituting a security, Lender shall be authorized at any such sale (if it reasonably deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof. Upon consummation of any sale Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.
Each purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of Borrower, and Borrower hereby waives (to the extent permitted by applicable Legal Requirements) all rights of redemption, stay and appraisal which Borrower now has or may at any time in the future have under any Legal Requirement now existing or hereafter enacted.

                          (b)     Lender shall give Borrower at least 10 days'
written notice (which Borrower agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code) of Borrower's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Lender may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Lender may determine. Lender shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Lender until the sale price is paid by the purchaser or purchasers thereof, but Lender shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale, Lender may bid for or purchase, free (to the extent permitted by applicable Legal Requirements) from any right of redemption, stay or appraisal on the part of Borrower (all such rights being also hereby waived and released to the extent permitted by applicable Legal Requirements), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to Lender from Borrower as a credit against the purchase price, and Lender may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Borrower therefor. As an alternative to exercising the power of sale herein conferred upon it, Lender may proceed by a suit or suits at law or in equity to foreclose on and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. In any event, Lender shall have the right to claim and collect from Borrower any deficiency remaining after sale of any Collateral.

                 8.4 Application of Proceeds. Lender shall apply the proceeds of any collection or sale of the Collateral as follows:

                 FIRST, to the payment of all reasonable costs and expenses incurred by Lender in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by Lender hereunder on behalf of Borrower and any other reasonable costs or expenses incurred by Lender in connection with the exercise of any right or remedy hereunder;

                 SECOND, to the payment in full of the Obligations, in accordance with this Agreement; and

                 THIRD, to Borrower, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Lender shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by Lender (including, pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of Lender or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Lender or such officer or be answerable in any way for the misapplication thereof.

                 8.5      Locations of Collateral; Place of Business.

                          (a)     Borrower hereby represents and warrants that
all the tangible Collateral (other than Collateral that is equipment located at premises occupied by subscribers to Borrower's music services) is located at the locations listed on Schedule 8.5. Borrower shall not establish, or permit to be established, any other location for Collateral unless all filings under the Uniform Commercial Code or otherwise which are required by this Agreement to be made with respect to the Collateral have been made and Lender has a valid, legal and perfected first priority security interest in the Collateral.

                          (b)     At such time or times as Lender may request,
Borrower shall promptly prepare and deliver to Lender a schedule or schedules in form satisfactory to Lender, certified on behalf of Borrower by the president or a vice president of Borrower, showing the identity, amount and location of any and all Collateral.

                          (c)     Borrower shall not change, or permit to be
changed, the location of its chief executive office unless all filings under the Uniform Commercial Code or otherwise which are required by this Credit Agreement to be made have been made and Lender has a valid, legal and perfected first priority security interest.

                                   ARTICLE 9

                                 Miscellaneous

                 9.1 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon, and the benefits thereof shall inure to, the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

                 9.2 No Implied Waiver. No delay or omission to exercise any right, power or remedy accruing to Lender upon any breach or default of Borrower under this Agreement shall impair any such right, power or remedy of Lender, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default occurring thereafter, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring theretofore or thereafter.

                 9.3 Amendments; Waivers. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by each party to be bound thereby. Any amendment, modification or waiver hereunder shall be effective only in the specific instance and for the specific purpose for which given.

                 9.4 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, is found by a court of competent jurisdiction to be unenforceable for any reason, such provision may be modified or severed from this Agreement to the extent necessary to make such provision enforceable against such Person or in such circumstance. Neither the unenforceability of such provision nor the modification or severance of such provision will affect (i) the enforceability of any other provision of this Agreement or (ii) the enforceability of such provision against any Person or in any circumstance other than those against or in which such provision is found to be unenforceable.

                 9.5 Notices. Any notice which Borrower or Lender may be required or may desire to give to the other under any provision of this Agreement shall be in writing, and shall be deemed to have been duly given if
(a) personally delivered (including delivery by Federal Express or other nationally recognized overnight courier) or (b) sent by telecopy as follows:

                          To Borrower:

                                  DMX Inc.
                                  11400 West Olympic Boulevard
                                  Suite 1100
                                  Los Angeles, California 90064-1507
                                  Attention:  President
                                  Telecopy No.:  (310) 444-1717

                          With a copy to:

                                  Irell & Manella LLP
                                  1800 Avenue of the Stars
                                  Suite 900
                                  Los Angeles, California  90067-7199
                                  Attention:  Alvin G. Segel, Esq.
                                  Telecopy No.:  (310) 203-7199

                          To Lender:

                                  Tele-Communications, Inc.
                                  5619 DTC Parkway
                                  Englewood, Colorado 80111
                                  Attention:  General Counsel
                                  Telecopy No.:  (303) 488-3245

                          With a copy to:

                                  Sherman & Howard L.L.C.
                                  633 Seventeenth Street
                                  Suite 3000
                                  Denver, Colorado  80202
                                  Attention:  Charles Y. Tanabe, Esq.
                                  Telecopy No.:  (303) 298-0940

Any party may change the address to which all notices, requests and other communications are to be sent to it by giving written notice of such address change to the other parties in conformity with this paragraph, but such change shall not be effective until notice of such change has been received by the other parties.

                 9.6 Interpretation. This Agreement, together with the exhibits and schedules to this Agreement, is the final expression of their agreement with respect to the subject matter hereof and is intended as a complete statement of the terms and conditions of such agreement.

                 9.7 GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO ITS LAWS REGARDING CHOICE OF APPLICABLE LAW.

                 9.8 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 9.9 Headings. Captions, headings and the table of contents in this Agreement are for convenience only, and are not to be deemed part of this Agreement.

                 9.10 Terms. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than a limiting sense. The word day means a calendar day. The word year means a calendar year.

                 9.11     Additional Waivers.

                          (a)     Bankruptcy.  In the event that Borrower
becomes insolvent or files a petition for reorganization, arrangement, composition, discharge or similar relief under any present or future provision of the Bankruptcy Code, or if such a petition be filed against Borrower, and in any such proceedings some or all of the Obligations shall be terminated or rejected or any of the Obligations of Borrower modified or abrogated, Borrower agrees that its liability hereunder shall not thereby be affected or modified, and such liability shall continue in full force and effect as if no such action or proceeding had occurred and shall continue to be effective or reinstated, as the case may be, if any payment of any of the Obligations must be returned by Lender upon such insolvency, bankruptcy or reorganization, or otherwise, as though such payment had not been made.

                          (b)     Statutes of Limitation.  Borrower waives the
benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof, to the extent permitted by law. Borrower understands that Lender would not make the Loan in the absence of the foregoing covenant by Borrower and the other covenants of Borrower in this Agreement.

                          (c)     Demands for Performance.  Borrower
acknowledges that repeated and successive demands may be made and payments or performance made hereunder in response to such demands as and when, from time to time, Borrower may default in its performance of the Obligations. Notwithstanding any such performance hereunder, this Agreement shall remain in full force and effect and shall apply to any and all subsequent defaults by Borrower in payment or performance of the Obligations.

                          (d)     No Set-off.  Borrower waives any defense
arising by reason of any disability of Borrower. Borrower waives any setoff, defense or counterclaim which Borrower may have or claim to have against Lender. Borrower shall not have any right of subrogation, and hereby waives any right to enforce any remedy which Lender now has or may hereafter have against Borrower, and waives any and all statutory or other rights to participate in any security now or hereafter held by Lender.

                 9.12 Further Assurances. Borrower, at its expense, shall execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as Lender may from time to time reasonably request for the better assuring and preserving of the security interests and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the security interests created hereby and the filing of any financing statements or other documents in connection herewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to Lender, duly endorsed in a manner satisfactory to Lender. Borrower shall notify Lender of any change in its corporate name or in the location of its chief executive office, its chief place of business or the office where it keeps its records relating to the accounts receivable owned by it. Borrower shall promptly notify Lender if any material portion of the Collateral is damaged or destroyed.

                 9.13 Expenses. Borrower shall pay all reasonable and documented out-of-pocket costs and expenses, including reasonable fees and documented disbursements of Lender's counsel, in connection with an Event of Default or Potential Default, the enforcement of this Agreement or the Note and collection and other proceedings resulting therefrom. Borrower shall indemnify Lender against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Note.

                 9.14 Jurisdiction and Venue. The parties hereby irrevocably agree that any legal action or proceeding with respect to this Agreement may be brought in (i) the Superior Court of Los Angeles County, California, (ii) the United States District Court, Central District of California, (iii) any court of the State of Colorado having jurisdiction over the subject matter of such action or proceeding or (iv) the United States District Court, District of Colorado, and by execution and delivery of this Agreement, each party hereby irrevocably consents and submits to each such jurisdiction and hereby irrevocably waives any and all objections which it may have as to venue in any of the above courts. Borrower and Lender hereby waive personal service or any and all process, and consent that all such services of process be made by registered or certified mail directed to the addresses provided for in this Agreement and service so made shall be deemed to be completed five Business Days after the same shall have been deposited in the United States mail, postage prepaid.

                 9.15     Waiver of Jury Trial.    EACH PARTY HEREBY WAIVES ITS
RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY DEALINGS BETWEEN BORROWER AND LENDER RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party acknowledges that this waiver is a material inducement to enter into a business relationship, that Lender has already relied on this waiver in entering into this Agreement, and that each party will continue to rely on this waiver in any future dealings with the other. Each party further warrants and represents that he or it has reviewed this waiver with his or its legal counsel, and that he and or it knowingly and voluntarily waives his or its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE AND MAY BE MODIFIED ONLY IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION OF OR TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                                          DMX INC., a Delaware corporation


                                          By:  /s/ JEROLD H. RUBINSTEIN
                                             -----------------------------------
                                          Title: Chief Executive Officer
                                                --------------------------------


                                          TELE-COMMUNICATIONS, INC., a Delaware
                                          corporation



                                          By:  /s/ STEPHEN M. BRETT
                                              ----------------------------------
                                          Title:  Executive Vice President and
                                                       Secretary
                                                 -------------------------------

                                  Schedule 8.5

                             Location of Collateral


                 Location                                           Type of Collateral
                 --------                                           ------------------
 11400 West Olympic Boulevard, Suite 1100                        tuners, remote control devices and other
 Los Angeles, California 90064-1507                              equipment designed for use by Borrower's
                                                                 customers in receiving Borrower's music
                                                                 services

 15235 Alton Parkway, Suite 100, Building 18                     same
 Irvine, California 92714

                                   Exhibit A

                                      Note

$3,500,000                                                    ____________, 1997
                                                                Denver, Colorado

         FOR VALUE RECEIVED, DMX Inc., a Delaware corporation ("Borrower"), promises to pay to the order of Tele-Communications, Inc., a Delaware corporation ("Lender"), at 5619 DTC Parkway, Englewood, Colorado 80111, in lawful money of the United States of America and in immediately available funds, the principal sum of up to Three Million Five Hundred Thousand Dollars ($3,500,000). This Note is made pursuant to the Loan and Security Agreement (the "Loan Agreement") dated as of ____________, 1997, between Lender and Borrower, and all terms defined in the Loan Agreement shall have the same meanings when used herein. Interest shall accrue on the Outstanding Principal at the rate prescribed by the Loan Agreement.

         All interest on Outstanding Principal accrued from the date hereof through and including May 31, 1997 shall be due and payable on May 31, 1997. Thereafter, Outstanding Principal as of May 31, 1997 and accrued and unpaid interest thereon shall be due and payable in 36 equal monthly installments on the first day of each calendar month, beginning July 1, 1997. In any event, all Outstanding Principal and all accrued and unpaid interest shall be due and payable on the Maturity Date. All payments made on this Note shall be credited first to accrued interest and second to the reduction of principal.

         This Note is subject to the terms and conditions of the Loan Agreement, to which reference is hereby made for a statement of such terms and conditions, including the security provisions thereof, and those under which this Note shall be paid prior to its due date or its due date accelerated.

         This Note shall be deemed to be made under and shall be construed in accordance with and governed by the laws of the State of Colorado.



                                         DMX INC., a Delaware corporation



                                         By:
                                             -----------------------------------
                                         Title:
                                               ---------------------------------

                               [TCI LETTERHEAD]



                                 May 29, 1997



DMX Inc.
11400 West Olympic Boulevard
Suite 1100
Los Angeles, California 90064-1507
Attention:  J. Wendy Kim, Chief Financial Officer

         Re: Loan and Security Agreement (the "Loan Agreement") and $3,500,000 Note (the "Note") dated February 6, 1997 made between Tele-Communications, Inc., as Lender, and DMX Inc., as Borrower

Gentlemen and Ladies:

         This letter sets forth the terms of the extension of the Commitment Period with respect to the above-referenced Loan Agreement and Note. Any capitalized term not otherwise defined in this letter shall have the meaning given to it in the Loan Agreement.

         A. Section 1.9 of the Loan Agreement shall be amended and restated as follows:

                 1.9      "Commitment Termination Date" means August 31, 1997.

         B. The first full sentence of Section 2.3(a) of the Loan Agreement shall be amended and restated as follows:

                 2.3(a)   Payment of Loan.  Borrower (i) shall pay interest
         accrued on the Loan as provided in Section 2.2(a) and (ii) shall pay the Outstanding Principal as of the Commitment Termination Date and all interest thereon in 34 equal monthly installments commencing on September 1, 1997 and thereafter on the first day of the month until the Maturity Date.

         C. The first two sentences in the second paragraph of the Note are amended and restated as follows:

                 "All interest on Outstanding Principal accrued from the date hereof through and including August 31, 1997 shall be due and payable on August 31, 1997. Thereafter, Outstanding Principal as of August 31, 1997 and accrued and unpaid interest thereon shall be due and payable in 34 equal monthly installments on the first day of each calendar month, beginning September 1, 1997."

         Subject to the provisions above, all terms and provisions of the Loan Agreement and the Note shall remain in full force and effect.

DMX Inc.
May 29, 1997
Page 2


         Please confirm the agreement of DMX to the amendments to the Loan Agreement and Note as stated in this letter by signing below on behalf of DMX.




                                           Sincerely,

                                           TELE-COMMUNICATIONS, INC.


                                           By:  /s/ STEPHEN M. BRETT
                                              ---------------------------------
                                           Its: Executive Vice President and
                                                Secretary
                                               --------------------------------
Confirmed and Agreed:

DMX INC.


By: /s/ JEROLD H. RUBINSTEIN
   -------------------------------
Its: Chief Executive Officer
    ------------------------------